UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2008

eLOYALTY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27975	36-4304577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

150 Field Drive, Suite 250, Lake Forest, Illinois	60045
(Address of principal executive offices)	(Zip Code)

(847) 582-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

At the Annual Meeting of Stockholders held on May 15, 2008, the stockholders of eLoyalty Corporation (the “Company”) approved an amendment and restatement of the Company’s 1999 Stock Incentive Plan (the “Plan”), which amendment and restatement had previously been approved by the Company’s Board of Directors on February 13, 2008, subject to stockholder approval. The Plan was amended and restated to increase the number of shares authorized for issuance under the Plan by 1,500,000 shares of common stock of the Company.

The foregoing summary of the amendment and restatement of the Plan is qualified in its entirety by the text of the Plan, as amended and restated, which is attached as Annex A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 8, 2008 and is hereby incorporated by reference herein.

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)

See description under Section 1.01.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	eLoyalty Corporation 1999 Stock Incentive Plan, as Amended and Restated as of May 15, 2008 (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 8, 2008).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

eLOYALTY CORPORATION

Date: May 15, 2008	By:	/s/ CHRIS MIN
Chris Min
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	eLoyalty Corporation 1999 Stock Incentive Plan, as Amended and Restated as of May 15, 2008 (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 8, 2008).